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                                   EXHIBIT 21

                      EMERSON RADIO CORP. AND SUBSIDIARIES
                              EXHIBIT TO FORM 10-K
                         SUBSIDIARIES OF THE REGISTRANT
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                                                                   Jurisdiction of                Percentage of
Name of Subsidiary                                                  Incorporation                   Ownership
                                                              ==================================  =====================
Emerson Radio (Hong Kong) Limited.                                Hong Kong                           100%*
Emerson Radio International Ltd.                                  British Virgin Islands              100%
Sport Supply Group, Inc.                                          Delaware                             33%

* One share is owned by a resident director, pursuant to local law.
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